EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

IVY FUNDS

Investment Sub-Advisory Agreement between Ivy Investment Management Company and Apollo Credit Management, LLC (Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund), effective October 1, 2015, were filed with the Securities and Exchange Commission by EDGAR on September 30, 2015 in Post-Effective Amendment No. 107 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Investment Sub-Advisory Agreement between Ivy Investment Management Company and LaSalle Investment Management Securities, LLC and LaSalle Investment Management Securities B.V. (Ivy Apollo Multi-Asset Income Fund), effective October 1, 2015, were filed with the Securities and Exchange Commission by EDGAR on September 30, 2015 in Post-Effective Amendment No. 107 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds and Ivy Investment Management Company on behalf of each series of the Trust listed in Appendix A, effective October 1, 2015, were filed with the Securities and Exchange Commission by EDGAR on September 30, 2015 in Post-Effective Amendment No. 107 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Investment Sub-Advisory Agreement between Ivy Investment Management Company and Pictet Asset Management Limited and Pictet Asset Management SA (Ivy Targeted Return Bond Fund), effective January 4, 2016, were filed with the Securities and Exchange Commission by EDGAR on December 30, 2015 in Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds and Ivy Investment Management Company on behalf of each series of the Trust listed in Appendix A, amended November 17, 2015, were filed with the Securities and Exchange Commission by EDGAR on December 30, 2015 in Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A, and is incorporated by reference herein.